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                       Dated this 3rd day of October 1996

                       SCBC DISTRIBUTION COMPANY LIMITED

                                      and

                          DABEER DISTRIBUTORS LIMITED

                                      and

                             ICONIC AMERICA LIMITED

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                               NOVATION AGREEMENT

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THIS NOVATION AGREEMENT is made the 3rd day of October 1996

BETWEEN

1. SCBC DISTRIBUTION COMPANY LIMITED, ("SCBC") a company incorporated in Hong Kong;

2.  DABEER DISTRIBUTORS LIMITED, ("DDL") a company incorporated in Hong Kong;
    and

3.  ICONIC AMERICA LIMITED, ("IAL") a company incorporated in Hong Kong.


WHEREAS

(1) This Novation Agreement is supplemental to an agreement dated 23rd September, 1995 made between SCBC and DDL, as amended by an instrument dated 15th December, 1995, ("the Brewing Agreement"), a copy of which is attached hereto and marked "A".

(2) SCBC and IAL wish to enter into a brewing agreement upon the signing hereof in substantially the form as attached hereto and marked "B" ("the New Brewing Agreement").

(3) DDL wishes to be released and discharged from the Brewing Agreement and SCBC has agreed to release and discharge DDL upon the terms that IAL shall undertake to perform the obligations of DDL under the Brewing Agreement as set

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    out herein and to settle certain accrued obligations of DDL thereunder upon the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1. IAL hereby undertakes to perform the Brewing Agreement and to be bound by its terms in every way as if IAL were a party to the Brewing Agreement in lieu of DDL, save that in the event of conflict or ambiguity between the terms of the Brewing Agreement and the New Brewing Agreement, the terms of the New Brewing Agreement shall prevail.

2. Upon the signing hereof, SCBC and IAL shall enter in the the New Brewing Agreement.

3. Upon the signing hereof and subject to the execution of the New Brewing Agreement:-


    (a) SCBC hereby absolutely and unconditionally releases and discharges DDL from all claims and demands whatever in respect of the Brewing Agreement and accepts the liability of IAL under the Brewing Agreement in lieu of the liability of DDL and agrees to be bound by the terms of the Brewing Agreement in every way as if IAL were named in the Brewing Agreement as a party in lieu of DDL;

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    (b) DDL hereby absolutely and unconditionally releases and discharges SCBC from all claims and demands in respect of the Brewing Agreement including without limitation any claim for repayment in whole or in part of the Deposit (as defined in Clause 5).

4. (a) IAL agrees to pay to SCBC the sum of HK$51,500 and SCBC accepts such sum in full and final settlement of all obligations and liability of DDL in respect of its failure to meet the minimum order pursuant to Clause 4
        (b) (ii) of the Brewing Agreement.

    (b) IAL shall have no claim against DDL arising out of the payment referred to in Clause 4 (a) above.

5. SCBC agrees with IAL and DDL to hold the sum of HK$133,900 received from DDL as deposit under Clause 7 of the Brewing Agreement ("the Deposit") henceforth for the account of IAL and DDL hereby confirms and acknowledges that it shall have no claim in respect of the Deposit against either SCBC or IAL.

6. IAL agrees to settle the liability of HK$300,200 incurred by DDL under the Brewing Agreement in respect of a shortfall or orders thereunder by placing orders with SCBC for the supply of beer on the following basis:-

    (a) The invoice value of all beer ordered, delivered and

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        paid for in excess of redacted kegs per month as specified in the New
        Brewing Agreement will be deducted from the shortfall amount of HK$300,200 until such amount is eliminated;

    (b) If the New Brewing Agreement terminates by effluxion of time on 31st October, 1997 and at such time there remains any balance of the said shortfall amount outstanding, SCBC may deduct such balance and any other accrued liabilities of IAL under the New Brewing Agreement from the Deposit and any balance remaining shall forthwith be paid to IAL. IAL shall be liable to SCBC for any part of the said shortfall amount and any other such accrued liabilities which may remain outstanding.


    (c) In the event of IAL exercising its right to terminate the New Brewing Agreement prior to 31st October, 1997 pursuant to Clause 8 thereof, the Deposit shall be dealt with as set out in such Clause 8.


7. This Agreement and the documents referred to herein constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements arrangements or understandings whether oral or written. Any waiver, modification or variation to this Agreement shall not be valid unless made in

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    writing and signed by the parties hereto.

8. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto submit to the exclusive jurisdiction of the Hong Kong courts.


AS WITNESS the hands of the authorised officers of the parties the day and year first before written.


SIGNED by /s/ David K. Haines        )
for and on behalf of SCBC            )
DISTRIBUTION COMPANY LIMITED         )
in the presence of: /s/ David Larid  )



SIGNED by /s/ Adrian J. King         )
for and on behalf of DABEER          )
DISTRIBUTORS LIMITED in the          )
presence of: /s/ David Larid         )

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SIGNED by /s/ Adrian J. King         )
for and on behalf of ICONIC          )
AMERICA LIMITED in the               )
presence of: /s/ David Larid         )


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